                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF FEBRUARY 18, 2004

      This AMENDMENT NO. 1 ("Amendment No. 1"), to that certain Agreement and Plan of Merger, dated as of February 18, 2004 (the "Agreement"), is made this 2nd day of March, 2004, by and among NBC Holdings Corp., a Delaware corporation (the "Parent"), New NBC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Merger Sub"), NBC Acquisition Corp., a Delaware corporation (the "Company"), certain Selling Stockholders named therein and HWH Capital Partners, L.P., a Delaware limited partnership, acting in its capacity as the Stockholder Representative. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Agreement, and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment No. 1.

      WHEREAS, the Parent, the Merger Sub, the Company, the Selling Stockholders and the Stockholder Representative have entered into the Agreement, pursuant to which Merger Sub shall merge with and into the Company (the "Merger"), and as a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger; and

      WHEREAS, the parties to the Agreement wish to amend the Agreement to modify the terms upon which the transactions contemplated by the Agreement may be effectuated;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement in accordance with Section 10.11 thereof as follows:

      1. AMENDMENT OF SECTION 7.2(F). The Agreement is hereby amended by substituting the following subsection (f) for the subsection (f) that presently appears in Section 7.2:

                  "(f) the Company shall have obtained or made all required Company Consents and Notices other than those listed as items 7, 8, 9, 10, 11, 12 and 13 on Section 3.4 of the Company Disclosure Schedule."

      2. AMENDMENT OF SECTION 10.2; DEFINITION OF "AGGREGATE MERGER CONSIDERATION". The Agreement is hereby amended by substituting the following definition of "Aggregate Merger Consideration" for the corresponding definition that presently appears in Section 10.2:

                  ""Aggregate Merger Consideration" means the amount equal to
      (a) (i) the Equity Value Per Share multiplied by (ii) the Adjusted Fully-Diluted Common Stock Number, minus (b) $98,848, related to the costs associated with the Company's purchase and maintenance of the Tail Insurance Policy, minus (c) $62,500, related to the filing fees associated with the filings under the HSR Act related to the transactions contemplated by this Agreement, minus (d) fifty percent (50%) of any pre-payment premiums, penalties or similar amounts incurred by the Company and the Principal Subsidiary in connection with the prepayment of the Public/Bank Debt in connection with the Closing, minus (e) $116,225, related to the solvency opinion addressed to the Company and the Stockholder Representative which is obtained with respect to the transactions contemplated hereby, minus
      (f) the amount of all fees, costs and expenses of legal counsel, financial advisors and other consultants engaged by or at the direction of the Selling Stockholders related to the transactions contemplated hereby (including any fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP and JPMorgan, other than those fees and expenses of JPMorgan related to the Parent's new financing), and minus (g) the amount of $1,500,000."

      3. AMENDMENT OF SECTION 10.2; DEFINITION OF "AVERAGE NET REVOLVER BALANCE". The Agreement is hereby amended by substituting the following definition of "Average Net Revolver Balance" for the corresponding definition that presently appears in Section 10.2:

                  ""Average Net Revolver Balance" means the amount of (i) the average outstanding revolver balance under the Credit Agreement as of the last day of each of the immediately preceding 52 weeks, minus (ii) the average outstanding Cash balance as of the last day of each of the immediately preceding 52 weeks, and plus (iii) $1,500,000. For the purposes of this definition, items (i) and (ii) shall be adjusted for the impact of any acquisitions, divestitures and voluntary prepayments of Indebtedness occurring during the 52-week period immediately preceding the Closing Date (excluding any prepayments made in connection with the Merger) to give pro forma effect as if such transaction occurred on the first day of such period. In addition, for purposes of calculating Average Net Revolver Balance for any period which includes any week during the 52-week period that precedes December 10, 2003, item (ii) shall be adjusted to increase the Cash balance by $24,500,000 for each week of the 52-week period that precedes December 10, 2003. In addition, for purposes of calculating Average Net Revolver Balance, item (ii) shall be adjusted to (x) decrease the Cash balance by the amount of $14,263,760 (the amount of the excess cash flow payment made on September 29, 2003) for each week of the 52-week period that precedes September 29, 2003, (y) increase the Cash balance by $125,000 (the amount of the fee paid by the Company with respect to the filings made under the HSR Act related to the transactions contemplated by this Agreement) for each week of the 52-week period that follows February 6, 2004, and (z) to increase the Cash balance by the amount of any additional cash payments made by the Company after the Agreement Date in respect of fees and expenses incurred in furtherance of the Merger (to the extent such fees and expenses would not have been incurred but for the consummation of the Merger), including, but not limited to, the cost of obtaining the Tail Insurance Policy, for each week of the 52-week period that follows the date of such payment. The Average Net Revolver Balance may be either a positive or negative number."

      4. AMENDMENT OF EXHIBITS REFERENCED IN SECTION 7.2(H), SECTION 7.2(I) AND
SECTION 7.2(N). The Agreement is hereby amended by substituting the exhibits attached hereto as Exhibit C-1, Exhibit C-2 and Exhibit C-3 for the corresponding exhibits that are presently attached to the Agreement.

      5. AMENDMENT OF EXHIBIT D; INSTRUMENT OF ACCESSION. The Agreement is hereby amended by substituting the Form of Instrument of Accession attached hereto as Exhibit A for the Form of Instrument of Accession attached to the Agreement as Exhibit D.

      6. AMENDMENT OF COMPANY DISCLOSURE SCHEDULE. Section 3.5(c)(iv) of the Company Disclosure Schedule is hereby amended in its entirety to read as set forth on Schedule 1 hereto.

      7. NO OTHER AMENDMENTS. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Agreement and this Amendment No. 1 shall be read and construed together as a single agreement and the term "Agreement" shall henceforth be deemed a reference to the Agreement as amended by this Amendment No. 1. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one such counterpart.

           [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed and delivered by their duly authorized representatives, all as of the day and year written above.

                               PARENT:

                               NBC HOLDINGS CORP.


                               By:
                                   ----------------------------------------
                               Name:  Mark L. Bono
                               Title: President


                               MERGER SUB:

                               NEW NBC ACQUISITION CORP.


                               By:
                                   ----------------------------------------
                               Name:  Mark L. Bono
                               Title: President


                               COMPANY:

                               NBC ACQUISITION CORP.


                               By:
                                   ----------------------------------------
                               Name:  Mark W. Oppegard
                               Title: President


                               STOCKHOLDER REPRESENTATIVE:

                               HWH CAPITAL PARTNERS, L.P.

                               By:    HWH, L.P., its general partner
                                      By:  HWH Incorporated, its general partner


                               By:
                                   ----------------------------------------
                               Name:
                               Title:

                                    EXHIBIT A

                             INSTRUMENT OF ACCESSION
                                       TO
             AGREEMENT AND PLAN OF MERGER, DATED FEBRUARY 18, 2004,
                                  AS AMENDED BY
                    AMENDMENT NO. 1, DATED _________ __, 2004

      Reference is hereby made to that certain Agreement and Plan of Merger, dated as of February 18, 2004, by and among (i) NBC Holdings Corp., a Delaware corporation, (ii) New NBC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent, (iii) NBC Acquisition Corp., a Delaware corporation, (iv) the Selling Stockholders identified therein and (v) HWH Capital Partners, L.P., a Delaware limited partnership, as the Stockholder Representative, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of _________, 2004 (the "Merger Agreement"). Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

      In accordance with Section 6.14 of the Merger Agreement, the undersigned hereby agrees that, from and after the date hereof, the undersigned has become a party to the Merger Agreement in the capacity of a Selling Stockholder and is entitled to all the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Merger Agreement that are applicable to the Selling Stockholders. This Instrument of Accession shall take effect and shall become a part of the Merger Agreement immediately upon execution.

      For purposes of Section 10.1 of the Merger Agreement, the address for notices to the undersigned Selling Stockholder shall be as follows:

      ------------------------------
      ------------------------------
      ------------------------------
      ------------------------------

      Executed under seal as of the date set forth below under the laws of the State of New York.

                                SELLING STOCKHOLDER

                                Print Name:
                                            ----------------------------

                                Signature:
                                          ------------------------------

                                                                      SCHEDULE 1

       AMENDMENT TO SECTION 3.5(C)(IV) OF THE COMPANY DISCLOSURE SCHEDULE

Section 3.5(c)(iv): The Number of Securities to be contributed to the Parent pursuant to the Contribution and Exchange Agreement is as follows:

NAME                                                    NUMBER OF SHARES
----                                                    ----------------
Mark                   Oppegard                             4,000
Larry                  Rempe                                2,000
Ardean                 Arndt                                2,000
Barry                  Major                              1,747.2
Tim                    Menke                                  900
Robert                 Olson                                  357
Frank                  Condello                                20
Kevin                  Wright                                 819
Robert                 Kargo                                   20
Jerome                 Diffell                                100
Dale                   Clark                                  310
John                   Baumeister                              50
Thomas                 Kroeger                                 10
James                  Bartlett                                50
Kevin                  Harford                                 94
Deloy                  Tanner                                  94
Richard                Bornemeier                              20
Steven                 Showalter                               46
Charles                Bills                                   32
Steven                 Bartek                                   5
Gregory                Anderson                                17
Thelbert               Baumbaugh                                1
Jerry                  Campbell                                 1
Bruce                  Nevius                               4,125
Weston Presidio Capital III, L.P.                       109,898.3
Weston Presidio Capital IV, L.P.                        261,434.1
WPC Entrepreneur Fund, L.P.                               5,422.0
WPC Entrepreneur Fund II, L.P.                            4,138.6
                                                        ---------
                  TOTAL                                 397,711.2